LOAN AGREEMENT

THIS LOAN AGREEMENT RELATES TO AN EXTENSION OF CREDIT BY ZAXIS INTERNATIONAL INC., A DELAWARE CORPORATION (THE "LENDER") TO EMERALD MEDICAL APPLICATIONS LTD., A PRIVATE COMPANY ORGANIZED UNDER THE LAWS OF THE STATE OF ISRAEL (THE "BORROWER"), IN AN OFFSHORE TRANSACTION BY A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT").

Dated: March 19, 2015

1. The Loan.

1.1 Zaxis International Inc., a corporation organized under the laws of the State of Delaware, with offices located at 42 Ben Zvi Street,
Ramat Gan 5224747 Israel (the "Lender"), hereby agrees to lend to Emerald Medical Applications Ltd, a company organized under the laws of the State of Israel with offices located at 1 Emek Ayalon st. 71706, Modiin Israel (the "Borrower"), the sum of one hundred thousand (US$100,000) US dollars (the "Loan") pursuant to the terms of this loan agreement (the "Loan Agreement"). The Lender and the Borrower are sometimes referred to, individually, as a "Party" and collectively, as the "Parties."

1.2 The Loan shall bear interest at the rate of one (1%) percent per annum (the "Interest Rate") and shall be due and payable ninety (90) days from the date of the Loan (the "Maturity Date").

1.3. The Parties acknowledge and agree that, in the event that the merger of the Borrower with and into the Lender or a subsidiary of the Lender, pursuant to the Share Exchange Agreement dated March 15, 2015 (the "SEA") between the Parties and the shareholders of the Borrower (the "Sellers"), becomes effective (the "Closing") on or before the Maturity Date, the Loan together with the accrued Interest through the date of the Closing shall be applied to and deemed a part of the aggregate obligation of the Lender under the SEA to raise eight hundred thousand (US$800,000) US dollars (the "Equity Raise Obligation"), as set forth in the SEA and the Memorandum of Understanding between the Parties dated December 30, 2014.

1.4 The Parties further acknowledge and agree that, in the event that the Closing does not occur, for any reason whatsoever, on or before the Maturity Date, the terms of the Loan shall be adjusted, as follows: (i) the Interest Rate on the Loan shall increased from one (1%) percent per annum to ten (10%) percent per annum (the "Amended Interest Rate"), effective from the date of this Loan Agreement; and (ii) the Loan shall be deemed in default, providing the Lender with all rights available to creditors under the laws of the State of New York, which is the jurisdiction where the Lender's bank account that is funding this Loan resides.

2. Loan Funding and Agreements.

2.1 The Parties understand, acknowledge and agree that the Loan proceeds are being funded by the Lender based upon and pursuant to the terms of the above-referenced SEA.

2.2 The Parties further understand, acknowledge and agree that the Loan proceeds shall be applied to and constitute a part of the Lender's Equity Raise Obligation, provided that the Closing occurs on or before the Maturity Date.

2.3 The Lender agrees to fund the Loan proceeds within five (5) business days from the date of execution of this Loan Agreement.

3. Rights of Conversion.

In the event that the Closing does not occur on or before the Maturity Date, the Lender, in its sole discretion, upon five (5) days written notice to the Borrower, may elect to: (i) convert the principal amount of the Loan together with accrued Interest based on the Amended Interest Rate into equity securities of the Borrower ("Ordinary Shares"), based upon an agreed upon valuation of the Borrower of two million (US$2,000,000) US dollars; or (ii) pursue all remedies available to the rights of a creditor under the laws of the State of New York.

4. Documents/Deliveries Required from the Parties.

4.1 The Borrower will complete, sign and return to the Lender an executed copy of this Loan Agreement.

4.2 The Lender will fund the Loan proceeds as provided in Section 2.3 above.

5. Representations, Warranties and Covenants of the Borrower.

5.1 The Borrower acknowledges and agrees that it is not a "U.S. Person," as that term is defined in Rule 902 of Regulation S promulgated by the SEC under the Act.

5.2 The Borrower has the requisite authority to enter into this Loan Agreement and consummate the transactions contemplated hereby and further represents and warrants to and covenants with the Lender (which representations, warranties and covenants will survive the execution and delivery of this Loan Agreement) that: (i) the Borrower has the legal capacity to enter into and execute this Loan Agreement and to take all actions required pursuant hereto; (ii) the Borrower is a corporation duly incorporated and validly subsisting under the laws of the State of Israel and all necessary approvals have been obtained to authorize execution and performance of this Loan Agreement on behalf of the Borrower; and (iii) the entering into of this Loan Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or the corporate documents of, the Borrower or of any agreement, written or oral, to which the Borrower may be a party or by which the Borrower is or may be bound.

6. Governing Law.

The Parties agree that this Loan Agreement together with the separate Loan Agreement between the Parties dated February 2, 2015 shall be construed in accordance with and is governed by the laws of the State of New York. The Borrower, in its corporate capacity and irrevocably agrees to the exclusive jurisdiction of the courts of the State of New York in and for the County of New York, in any suit, action or proceeding seeking to enforce any provision of, or based on any suit, action or proceeding arising out of or in connection with, this Loan Agreement or the transactions contemplated hereby and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that service of process on such Party in the manner provided in this Loan Agreement shall be deemed effective service of process on such Party.

7. Interpretation.

Whenever possible, each provision of this Loan Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Loan Agreement shall be prohibited by or invalid under applicable law or in a specific jurisdiction, such provision shall be ineffective to the extent of such prohibition or invalidity (or solely with respect to the jurisdiction in which it is deemed ineffective or invalid), without invalidating the remainder of such provision or the remaining provisions of this Loan Agreement.

8. Assignment.

This Loan Agreement and the obligations of Borrower hereunder may not be assigned or delegated by Borrower without the prior written consent of Lender, which Lender may grant, condition or withhold in its sole discretion. The provisions of this Loan Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

9. Entire Agreement.

The Parties understand and agree that this Loan Agreement constitutes the entire agreement between the Parties with respect to the subject one hundred thousand (US$100,000) US dollar Loan. Notwithstanding the foregoing, the Parties acknowledge and expressly agree that this Loan Agreement is being executed and delivered in furtherance of the SEA and in contemplation of its Closing on or about the Maturity Date. Therefore, the Parties acknowledge and agree that this Loan Agreement together with the SEA and the February 2, 2015 Loan Agreement will be construed, enforced and interpreted and any breach of the provisions of this Loan Agreement will provide the non-breaching Party with the right to terminate this Loan Agreement and pursue any and all remedies provided under the laws of the State of New York.

10. Survival.

This Loan Agreement, including without limitation the representations, warranties and covenants contained herein, will survive and continue in full force and effect and be binding upon the Parties hereto notwithstanding the completion of the Loan by the Lender pursuant to the Loan Agreement.

11. Severability.

The invalidity or unenforceability of any particular provision of this Loan Agreement will not affect or limit the validity or enforceability of the remaining provisions of this Loan Agreement.

12. Notices.

All notice and other communications hereunder will be in writing and will be deemed to have been duly given if mailed or transmitted by any standard form of telecommunications. Notice to the Lender and/or the Borrower will be directed at the addresses set forth above unless another address will be provided by the Lender or the Borrower.

13. Counterparts and Electronic Means.

This Loan Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, will constitute and original and all of which together will constitute one instrument. Delivery of an executed copy of the Loan Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Loan Agreement as of the date hereinafter set forth.

IN WITNESS WHEREOF, the Borrower has duly executed this Loan Agreement as of the date of acceptance by the Lender and the funding by the Lender of the Loan.

EMERALD MEDICAL APPLICATIONS LTD.
(Borrower"
/s/: Lior Wayn
Name: Lior Wayn
Title: Chief Executive Officer

ZAXIS INTERNATIONAL INC.
(Lender)
/s/: Liron Carmel
Name: Liron Carmel
Title: Chief Executive Officer